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                    Securities and Exchange Commission
                          Washington, DC  20549





                                FORM 8-K
                             Current Report





   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






      Date of Report (Date of earliest event reported) - June 28, 1995





                     Minnesota Power & Light Company

                         A Minnesota Corporation
                       Commission File No. 1-3548
                IRS Employer Identification No. 41-0418150
                         30 West Superior Street
                         Duluth, Minnesota 55802
                        Telephone - (218) 722-2641

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Item 2.  Acquisition or Disposition of Assets.

     On June 30, 1995, Minnesota Power & Light Company (Minnesota Power or Company) sold its interest in the pulp and paper business to Consolidated Papers, Inc. (CPI) for $118 million in cash, plus CPI's assumption of certain debt and lease obligations. CPI has agreed to indemnify the Company for any payments the Company may make as a result of the Company's existing obligation relating to the Lake Superior Paper Industries' operating lease. The sale price is subject to final audit adjustments.

     Effective July 1, 1995, Minnesota Power became an 80 percent owner of ADESA Corporation (ADESA) for $167 million in cash. ADESA, headquartered in Indianapolis, Indiana, owns and operates auto redistribution facilities and performs related services through which used cars and other vehicles are sold to franchised automobile dealers and licensed used car dealers. Sellers at ADESA's auctions include domestic and foreign auto manufacturers, car dealers, fleet/lease companies, banks and finance companies. Proceeds from the sale of the pulp and paper business combined with proceeds from the sale of securities investments were used to fund the purchase of ADESA.

     In February 1995 the Company signed a merger agreement with ADESA which includes employment agreements and put and call agreements with ADESA's four top managers. The put and call agreements provide ADESA management the right to sell to Minnesota Power, and Minnesota Power the right to purchase, ADESA management's 20 percent retained ownership interest in ADESA, in increments during the years 1997, 1998 and 1999, at a price based on ADESA's financial performance.

Item 5.  Other Events.

     On June 28, 1995, Southern States Utilities (SSU) filed with the Florida Public Service Commission (FPSC) a request for increased rates. SSU requested a final annual rate increase of $18.1 million, or 39 percent and an interim rate increase of $12.4 million, or 29.6 percent on an annual basis. The interim increase will become effective 60 days after the FPSC determines that the filing has met the minimum filing requirements. The Company anticipates interim rates to become effective in September 1995. The FPSC is expected to make its decision on final rates in mid 1996. Interim rates are subject to refund with interest.

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Item 7.  Financial Statements and Exhibits.

(a)  Financial statements of ADESA Corporation

     The consolidated financial statements of ADESA Corporation together with the report thereon of Ernst & Young LLP dated February 23, 1995, for the year ended December 31, 1994, are incorporated herein by reference and filed as exhibit 99(a) in this Form 8-K.

     The consolidated financial statements of ADESA Corporation for the quarter ended March 31, 1995, are incorporated herein by reference and filed as exhibit 99(b) in this Form 8-K.

     The consolidated financial statements of ADESA Corporation for the period ended June 30, 1995, are anticipated to be filed in Minnesota Power's Quarterly Report on Form 10-Q for the period ended June 30, 1995.

(b)  Pro forma financial information

     Pro forma financial statements reflecting the acquisition of ADESA Corporation for the year ended December 31, 1994, and the interim period ended June 30, 1995, are anticipated to be filed in Minnesota Power's Quarterly Report on Form 10-Q for the period ended June 30, 1995.

(c)  Exhibits

     2(a) Agreement for Sale and Purchase of Assets of LSPI Fiber Co. and Stock of Superior Recycled Fiber Corporation dated May 8, 1995.

     2(b) Agreement for Sale and Purchase of Stock of Pentair Duluth Corp. and Minnesota Paper Incorporated dated May 8, 1995.

*    2(c)  Agreement and Plan of Merger by and among Minnesota Power & Light
           Company, AC Acquisition Sub, Inc., ADESA Corporation and Certain ADESA Management Shareholders dated February 23, 1995, (filed as
           Exhibit 2 to Minnesota Power & Light Company's Current Report on Form 8-K dated March 31, 1995, File No. 1-3548).

     99(a) Audited Financial Statements of ADESA Corporation for the year ended
           December 31, 1994.

     99(b) Unaudited Financial Statements of ADESA Corporation for the quarter ended March 31, 1995.
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*    Incorporated herein by reference as indicated.

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                                Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        Minnesota Power & Light Company
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                                                  (Registrant)






July 12, 1995                                    D.G. Gartzke
                                        -------------------------------
                                                 D.G. Gartzke
                                        Senior Vice President - Finance
                                          and Chief Financial Officer

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